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                                                                    EXHIBIT 99.1

Richard L. Bready, Chairman and CEO
Edward J. Cooney, Vice President and Treasurer
(401) 751-1600

IMMEDIATE

                  NORTEK HOLDINGS ANNOUNCES AGREEMENT TO SELL
                COMPANY TO THOMAS H. LEE PARTNERS AND MANAGEMENT

PROVIDENCE, RI, July 15, 2004--NORTEK HOLDINGS, INC. ("NORTEK HOLDINGS"), the parent company of NORTEK, INC. ("NORTEK"), a leading international designer, manufacturer and marketer of high-quality brand name building products, today announced the signing of a definitive agreement under which Thomas H. Lee Partners ("THL"), in partnership with management, will acquire NORTEK HOLDINGS in a transaction valued at approximately $1.75 billion. NORTEK HOLDINGS is owned by certain members of management and Kelso and Company, L.P. The transaction is expected to close in the third quarter of 2004 and is subject to customary closing conditions.

Richard L. Bready, Chairman and CEO, said, "We have enjoyed working with Kelso and have made many strides during our association, including a successful capital restructuring, sale of our Ply Gem Industries unit, and strong increases in revenues and operating earnings. At the same time, we look forward to our partnership with THL, which has a great record of working with management to increase value."

                                   - M O R E -

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Anthony J. DiNovi, Managing Director of Thomas H. Lee Partners, said, "This is a company with strong brands, strong marketplace positioning and exceptionally strong management. Management will have an ownership stake of approximately 33% in the new company, which reflects their confidence in NORTEK'S future growth plans. We've known Rick Bready and his management team for 17 years and we're delighted to finally have the opportunity to partner with them."

UBS Investment Bank and Credit Suisse First Boston will provide financing for the transaction. UBS Investment Bank, Credit Suisse First Boston and Daroth Capital Advisors LLC served as financial advisors to NORTEK. Ropes & Gray LLP provided legal advice for Thomas H. Lee Partners in connection with the transaction and Skadden, Arps, Slate, Meagher & Flom LLP provided legal advice to NORTEK HOLDINGS and Kelso in connection with the transaction.

NORTEK HOLDINGS* (the parent company of NORTEK, INC.) is a leading international manufacturer and distributor of high-quality, competitively priced building, remodeling and indoor environmental control products for the residential and commercial markets. NORTEK HOLDINGS offers a broad array of products for improving the environments where people live and work. Its products currently include: range hoods and other spot ventilation products; heating and air conditioning systems; indoor air quality systems; and specialty electronic products.

                                  - P A G E 2 -

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ABOUT THOMAS H. LEE PARTNERS, L.P.

Thomas H. Lee Partners, L.P. is a Boston-based private equity firm focused on identifying and acquiring substantial ownership positions in growth companies. Founded in 1974, Thomas H. Lee Partners currently manages approximately $14 billion of committed capital, including its most recent fund, the $6.1 billion Thomas H. Lee Equity Fund V. Notable transactions sponsored by the firm include:
American Media, AXIS Capital Holdings Limited, Cott Corporation, Endurance Specialty Insurance, Experian, Eye Care Centers of America, Fisher Scientific International, Houghton Mifflin, Michael Foods, National Waterworks, Rayovac, Simmons Company, TransWestern Publishing, United Industries, Vertis and Warner Music Group.

*As used herein, the term "Nortek Holdings" refers to Nortek Holdings, Inc., together with its subsidiaries, unless the context indicates otherwise. This term is used for convenience only and is not intended as a precise description of any of the separate corporations, each of which manages its own affairs.

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on Nortek Holdings' current plans and expectations and involve risks and uncertainties that could cause actual future activities and results of operations to be materially different from those set forth in the forward-looking statements. Important factors impacting such forward-looking statements include the availability and cost of raw materials and purchased components, the level of construction and remodeling activity, changes in general economic conditions, the rate of sales growth, and product liability claims. Nortek Holdings undertakes no obligation to update publicly any forward-looking statements, whether as a result of new information, future events, or otherwise. For further information, please refer to the reports and filings of Nortek Holdings with the Securities and Exchange Commission.

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